UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2017

LANXESS Solutions US Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut		19103 06749
(Address of Principal Executive Offices)		(Zip Code)
(203) 573-2000
(Registrant’s telephone number, including area code)

Chemtura Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective July 15, 2017 (the “Redemption Date”), LANXESS Solutions US Inc. (f/k/a Chemtura Corporation) (the “Company”) will redeem all $450,000,000 aggregate principal amount of the outstanding 5.75% Senior Notes due 2021 (the “Notes”) at a redemption price (the “Redemption Price”) equal to 102.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon from January 15, 2017 up to but not including the Redemption Date, in accordance with the terms of the First Supplemental Indenture dated as of July 23, 2013 (the “Indenture”), between the Company, the guarantors party thereto and Wells Fargo Bank, National Association (the “Trustee”).

The Company has irrevocably deposited with the Trustee sufficient funds equal to the Redemption Price and instructed the Trustee to apply such funds toward the redemption of the Notes on the Redemption Date. As a result, the Company and the guarantors under the Notes have been released from their respective obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of April 26, 2017. The Notes will be cancelled in accordance with the Trustee’s ordinary procedures concurrent with the payment of the Redemption Price to the holders of the Notes on the Redemption Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANXESS Solutions US Inc.

By:	/s/ Lee Sjoberg
Name:	Lee Sjoberg
Title:	Secretary
Date: April 26, 2017